Exhibit 10.6

COMSTOCK AMENDED AND RESTATED LEASE

BASIC LEASE INFORMATION

1.
Parties:

a.
Landlord: Stonebriar I Office Partners Ltd., a Texas limited partnership, by its general partner Stonebriar Partners, LLC, by its authorized manager Western Securities (USA) Limited
b.
Tenant: Comstock Resources, Inc., a Nevada corporation

2.
Building:

a.
Name: Comstock Tower
b.
Address: 5300 Town & Country Boulevard, Frisco, TX 75034
c.
Building Rentable Area: 108,416 square feet

3.
Premises:

a.
Suites: 300, 400 & 500
b.
Premises Rentable Area: 66,382 square feet

4.
Basic Rent:

Year	Annual Rent Per Square Foot of Rentable Area	Basic Annual Rent	Basic Monthly Rent
1	$22.00	$1,460,404.00	$121,700.33
2	$22.50	$1,493,595.00	$124,466.25
3	$23.00	$1,526,786.00	$127,232.17
4	$23.50	$1,559,977.00	$129,998.08
5	$24.00	$1,593,168.00	$132,764.00
6	$24.50	$1,626,359.00	$135,529.92
7	$25.00	$1,659,550.00	$138,295.83

5.
Term: Seven (7) years, provided that if the Commencement Date occurs on a day other than the first day of a calendar month, the Term of this Lease shall be extended to the last day of the calendar month in which the Term of this Lease expires and Tenant shall pay Basic Monthly Rent and Additional Rent through the end of such calendar month.

6.
Commencement Date: January 1, 2025 subject to 1.103 of the Lease.

7.
Expiration Date: December 31, 2031.

8.
Permitted Use: General Office

9.
Security Deposit: Not Applicable.

10.
Payments: All payments shall be payable to Stonebriar I Office Partners, Ltd. and sent in care of Western Securities (USA) Limited ("Property Manager"), 2626 Howell Street, Suite 850, Dallas, Texas, 75204, or such other place as Landlord may designate from time to time. All payments shall be made by electronic fund transfer, as provided by Landlord.

11.
Triple Net: In addition to Basic Annual Rent, Tenant shall pay Additional Rent as set forth in Section 2.2 (as applicable).

12.
Existing Lease: The parties hereto are parties to that certain Lease by and between Landlord and Tenant dated as of May 6, 2004, as amended to date (the “Existing Lease”)

EXHIBITS:

Exhibit A: Legal Description of the Property

Exhibit B: Premises

Exhibit C: Intentionally Omitted

Exhibit D: Acceptance of Premises Memorandum Exhibit E: Rules and Regulations

Exhibit F: Parking Agreement Exhibit G: Additional Provisions

ii

AMENDED AND RESTATED LEASE

This Amended and Restated Lease dated the 22nd of December 2023 (this "Lease") is made by and between Stonebriar I Office Partners Ltd., a Texas limited partnership, by its general partner Stonebriar Partners, LLC, by its authorized manager Western Securities (USA) Limited ("Landlord") and Comstock Resources, Inc., a Nevada corporation ("Tenant"). The Basic Lease Information attached hereto as pages i and ii (the "Basic Lease Information") and all exhibits, riders and other attachments to this Lease are incorporated into this Lease and made a part hereof. Capitalized terms used in this Lease without definitions have the respective meanings assigned to them in the Basic Lease Information.

ARTICLE 1 TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION

1.101
Lease of Premises. The Building, constructed on the land described in Exhibit A attached hereto (the "Land"), is comprised of five floors atop single-level covered-parking garage (the "Garage"). In consideration of the mutual covenants herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to all the terms and conditions of this Lease. The Premises is shown as outlined on Exhibit B attached hereto. The Building (including the Garage), the Land and all other improvements located on, and appurtenances to, the Building and the Land are referred to collectively herein as the "Property."

1.102
Rentable Area. The agreed rentable area of the Building is stipulated to be the Building Rentable Area set forth in the Basic Lease Information which has been calculated in accordance with the definition of “Building Rentable Area”. The agreed rentable area of the Premises is stipulated to be the Premises Rentable Area, which is set forth in the Basic Lease Information. The "Tenant's Share" (as hereinafter defined) shall be calculated by dividing the Premises Rentable Area by the Building Rentable Area, then expressing such quotient as a percentage. The Building Rentable Area and Premises Rentable Area are subject to the terms of Section 15.18 below.

1.103
Term and Commencement. The Term of this Lease shall commence on the Commencement Date (as such Commencement Date, unless sooner terminated pursuant to the terms of this Lease, shall expire, without notice to Tenant, on the Expiration Date.

SECTION 1.2 DELIVERY OF PREMISES

1.201
Construction of Improvements. Any improvements to the Premises shall be constructed in accordance with the terms of this Lease. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, THE PREMISES ARE LEASED "AS IS", WITH TENANT ACCEPTING ALL DEFECTS, IF ANY; AND LANDLORD MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES (WITHOUT LIMITATION, LANDLORD MAKES NO WARRANTY AS TO THE HABITABILITY, FITNESS OR SUITABILITY OF THE PREMISES FOR A PARTICULAR PURPOSE, NOR AS TO COMPLIANCE WITH ANY LAWS, RULES OR REGULATIONS, NOR AS TO THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS SUBSTANCES).

1.202
Acceptance of Premises Memorandum. As of the date of this Lease, the Tenant is in occupancy of the Premises and has been carrying on business from the Premises in accordance with the Existing Lease between the Landlord and Tenant that is being replaced by this Lease as of the Commencement Date.

SECTION 1.3 REDELIVERY OF THE PREMISES

1.301
Obligation to Redeliver. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition, together with all keys and parking and access cards. Tenant shall, by the Expiration Date or, if this Lease is earlier terminated, within seven (7) days after the termination, at the sole expense of Tenant: (i) remove from the Premises (unless Landlord is asserting its lien rights therein) any equipment, machinery, trade fixtures and personal property installed or placed in the Premises by or on behalf of Tenant and (ii) if requested by Landlord in writing at least ninety (90) days prior to the expiration or earlier termination of this Lease or Landlord’s exercise of its re-entry rights (a) remove from the Premises all or any part of the improvements (other than improvements approved by Landlord without the requirement that same be removed upon expiration or earlier termination of the Lease) made to the Premises by or on behalf of Tenant (the “Required Removables”) and (b) restore the Premises to the condition existing immediately prior to the installations of such improvements, normal wear and tear excepted. Notwithstanding any provisions of this Lease to the contrary, all removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted so as not to damage the Premises or the Building or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition required by this Section 1.301, then Landlord may restore the Premises to such a condition at Tenant's expense. All property required to be removed pursuant to this Section which is not removed within the time period required hereunder shall be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (x) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (y) at the sole cost of the Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant.

1.302
Failure to Deliver. Notwithstanding any provision or inference to the contrary herein contained, if Tenant fails to deliver and surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease (or the applicable portion of the Premises if this Lease expires or terminates as to only a portion of the Premises) on the date of expiration or earlier termination, then Landlord may, without judicial process and without notice of any kind, immediately enter upon and take absolute possession of the Premises or applicable portion thereof, expel or remove Tenant and any other person or entity who may be occupying the Premises or applicable portion thereof, change the locks to the Premises or applicable portion thereof (in which event, Tenant shall have no right to any key for the new locks), and take any other actions as are necessary for Landlord to take absolute possession of the Premises or applicable portion thereof, to the extent permitted by applicable law. The foregoing rights are without prejudice and in addition to, and shall not in any way limit Landlord's rights under, Section 1.4 below.

SECTION 1.4 HOLDING OVER. If Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to 150% of the Basic Annual Rent and 100% of Additional Rent (each as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant shall also pay any actual damages sustained by Landlord as a result of such holdover. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless reduced to writing and signed by both Landlord and Tenant.

ARTICLE 2 RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the sum of the products obtained by multiplying (x) the Premises Rentable Area by (y) the annual rate per square foot of Premises Rentable Area, respectively, shown in the Basic Lease Information (the sum of such products is herein called "Basic Annual Rent"). The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in the Basic Lease Information in advance, without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated on the basis of days elapsed in the applicable calendar year. Upon execution of this Lease, Tenant shall pay to Landlord the first month's Basic Monthly Rent.

SECTION 2.2 ADDITIONAL RENT.

2.201
Definitions. For purposes of this Lease, the following definitions shall apply:

a)
"Additional Rent" shall mean the sum of: (i) any rental, excise, sales, transaction, business activity or other tax or levy, however denominated (but excluding Landlord's federal income tax), imposed upon or measured by the rental (including without limitation any parking rental owing under Exhibit F hereto) required to be paid by Tenant under this Lease ("Rental Tax") during such calendar year, plus (ii) Tenant's Share multiplied by the amount of Operating Expenses (hereinafter defined) for the calendar year in question, plus (iii) Tenant's Share (calculated utilizing the Building Rentable Area) multiplied by the amount of Taxes (hereinafter defined) for the calendar year in question, plus (iv) any applicable Rental Tax on rent required to be paid by Tenant under this Lease during the calendar year in question. The term “Rental Tax” includes the franchise tax set forth in V.T.C.A. Tax Code Section 171.0001 et seq., as the same may be amended or recodified from time to time, and (b) any new taxes levied against Landlord and/or the Property in lieu of or in substitution of any ad valorem taxes on the Property or otherwise as a result of property tax reform in the State of Texas.

b)
"Operating Expenses" in respect of any calendar year shall mean the total of all costs, expenses and amounts incurred or accrued in that calendar year for or with respect to ownership, management, operation, maintenance, repairs, upkeep, insurance, supervision, decoration, cleaning and upgrading of the Property and the determination and allocation of such costs, expenses and amounts, whether incurred or accrued by or on behalf of the Landlord or by or on behalf of any manager or agent of the Landlord including, without limiting the generality of the foregoing: (i) all electrical, gas, water, sewer and other utility charges which Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining and managing the Property (including, without limitation, the Common Areas, Premises and the Service Corridors (each hereinafter defined)) for a particular calendar year or portion thereof; and (ii) all other costs and expenses which Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof, such costs and expenses to include, but not be limited to, the following: (1) insurance premiums ("Insurance Premiums"); (2) all service, testing and other charges, incurred in the operation and maintenance of the elevators and the plumbing, fire sprinkler, security, heating, ventilation, air conditioning, mechanical and electrical systems; (3) tools and supplies costs; (4) repair costs; (5) janitorial cleaning costs (inclusive of window cleaning and cost of supplies); (6) costs of landscaping, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith; (7) security and alarm services; (8) license, permit and inspection fees; (9) management fees customary in the marketplace for buildings comparable to the Building (currently four percent (4%) of gross revenue from the Property); (10) wages and related benefits payable to employees, including taxes and insurance relating thereto (but only to the extent that such employees work for the benefit of the Property); (11) accounting services; (12) legal services, unless incurred (A) in connection with tenant defaults, lease negotiations or procuring new tenants, or (B) as the result of a specific claim or action for which another tenant in the Building is obligated under its lease to pay Landlord's legal fees; (13) trash removal; (14) Garage and parking maintenance, repair, repaving and operating costs; (15) any charges assessed against the Property pursuant to any recorded covenants affecting the Property; (16) subject to the limitations of clause (c) below, annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building and the cost of any improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which, on the date the improvement in question is fully completed, is equal to the sum of two percent (2%) per annum plus the annual "Prime Rate" published by The Wall Street Journal in its listing of "Money Rates," or if such rate is no longer published, a comparable rate of interest listed in a nationally circulated publication selected by Landlord, provided that such sum may in no event exceed the maximum interest allowed to be contracted, for under applicable law (such sum is herein called the "Amortization Rate"); (17) the cost of any improvement made to the Common Areas or Service Corridors of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. § § 12101-12213 (such statutes, interpretations and regulations, as modified, amended or replaced, are herein collectively called the "Disability Acts"), amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which, on the date the improvement in question is fully completed, is equal to the Amortization Rate; and (18) the cost of replacing all machinery, equipment and fixtures used in or kept on or about the Property which by their nature require periodic replacement or substantial replacement, including, without limitation, heating, ventilating and air-conditioning systems and equipment, plumbing, roof membrane, electrical (including light fixtures, pylon signs and sound equipment and systems), garbage room equipment and machinery, communication equipment and systems, maintenance, janitorial and cleaning equipment and machinery, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate, which on the date the machinery, equipment and fixture in question is fully installed, is equal to the Amortization Rate.

c)
Notwithstanding the above, "Operating Expenses" shall not include any of the following: Taxes; Rental Tax levied on any rent from the Property; federal income taxes payable by Landlord; costs for which Landlord actually receives reimbursement by insurance or condemnation awards; expenses incurred in leasing to new tenants, including advertising expenses, legal fees or leasing commissions paid to agents of Landlord or other brokers; depreciation of the Building or Landlord's personal property at the Building except as expressly set forth in the first paragraph in this subsection; interest on debt or amortization payments on any debt secured by a mortgage or deed of trust on the Property; rental under any prime lease or similar rental under any other superior lease or sublease; any wages, salaries or other compensation paid to any employee to the extent such employee is not providing services for or on behalf of the Building; dividends or partnership distributions paid by Landlord; the costs for repairs or maintenance that are reimbursed by others, including, without limitation, reimbursement made on warranty claims, or insurance claims; costs of capital repairs under generally accepted accounting principles consistently applied or otherwise set forth in subsection (16) above; repairs, maintenance or services performed exclusively for (i) a particular tenant’s exclusive space and not in any Common Areas, or (ii) tenant improvements in a tenant’s space rather than repairs and maintenance for improvements intended generally for the common benefit of the Building; any cost or expense related to the removal, cleaning abatement or remediation of hazardous or toxic materials in or about the Building or Land to the extent not caused by Tenant.

d)
“Controllable Operating Expenses” shall mean all Operating Expenses other than taxes, insurance, utilities, snow and ice removal costs, and costs incurred to comply with governmental requirements, which costs shall be excluded from Controllable Operating Expenses. Notwithstanding the foregoing, the maximum increase in the amount of Controllable Operating Expenses shall be limited to eight percent (8%) per calendar year of the Term (the “Controllable Operating Expenses Cap”). All Controllable Operating Expenses in excess of such Controllable Operating Expenses Cap shall be paid by Landlord, without contribution from Tenant, either directly or through reimbursement of Operating Expenses.

(a)
"Taxes" shall mean all of the following items: (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year (but excluding any penalties thereon), (ii) any tax, surcharge or assessment, however denominated, including any excise, sales, capital stock, assets, franchise, transaction, business activity, privilege or other tax, which is imposed upon Landlord or the Property as a supplement to or in lieu of real estate taxes or as a means of raising government revenue to replace revenue lost because of a reduction in real estate taxes, and (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of any tax, surcharge or assessment described in clause (i) or (ii) above.

(b)
"Premises HVAC Expenses" shall mean all service, repair, testing and other charges incurred in the operation and maintenance of the heating, ventilation and air conditioning equipment and systems serving the Premises.

(c)
“Offices” shall mean those portions of the Building located in the multi-tenant floors above the Garage.

(d)
“Tenant’s Share” shall mean, in respect of each item or category of Operating Expenses relating to the Premises and any or all other rental premises in the Building, that proportion of the amount of such item or category of Operating Expenses which the Rentable Area of the Premises bears to the Rentable Area of the Building including the Premises, to which such item or category of Operating Expenses relates, allocated by the Landlord in its reasonable discretion.

2.202
Gross-Up. In the event that during any calendar year the Building is not occupied to the extent of ninety five percent (95%) of the Building Rentable Area for such full calendar year, then Operating Expenses and Taxes shall be grossed up to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord determines that it would have incurred, paid or been obligated to pay during such year if the Building had been occupied to the extent of ninety-five percent (95%) of the Building Rentable Area for all of such calendar year. In calculating any gross-up of costs and expenses hereunder, Landlord shall exclude the cost of any service which Landlord does not actually provide tenants in the Building unless the Building is actually occupied to the extent of ninety-five percent (95%) of the Building Rentable Area or more (by way of example, if Landlord would provide a Building concierge were the Building fully occupied but is not choosing to provide a concierge during any period in which the actual occupancy of the Building is less than ninety-five (95%) of the Building Rentable Area, then the cost of a concierge shall not be included in Landlord's gross-up calculation). As to any calendar year or partial calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Building Rentable Area, the actual Operating Expenses and Taxes allocable to such calendar year or partial year shall be used in the calculation of Additional Rent hereunder.

2.203
Payment Obligation. This is a "triple net lease." In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent in monthly installments as hereinafter provided. By the Commencement Date (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's estimated Additional Rent for the remainder of the calendar year in which the Commencement Date occurs. On or before the first day of each ensuing calendar year, Landlord shall give Tenant written notice of Tenant's estimated Additional Rent for the remainder of such calendar year. Beginning on the Commencement Date and continuing on the first day of each month thereafter, Tenant shall pay to Landlord the amount of the applicable monthly installment of Additional Rent, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis.

(a)
This subparagraph (a) applies to each calendar year during which Additional Rent is owing except for the calendar year in which the Expiration Date occurs. Within one hundred and twenty (120) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the applicable calendar year. If Tenant's total monthly payments of estimated Additional Rent for the applicable year are less than Tenant's actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of estimated Additional Rent for the applicable year are more than Tenant's actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment.

(b)
This subparagraph (b) applies to the calendar year during which the Expiration Date occurs (the "Final Calendar Year"). Within One Hundred and Twenty (120) days after the Expiration Date, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the period beginning January 1 of the Final Calendar Year and ending on the Expiration Date (such period is herein called the "Final Additional Rent Period"). Landlord shall have the right to estimate the actual Rental Tax, Operating Expenses, Taxes and Janitorial Expenses and Premises HVAC Expenses allocable to the Final Additional Rent Period but which are not determinable within such ninety (90) day period. If Tenant's total monthly payments of estimated Additional Rent for the Final Additional Rent Period are less than Tenant's actual Additional Rent for such period, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of estimated Additional Rent for the Final Additional Rent Period are more than Tenant's actual Additional Rent for such period, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord.

(c)
Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of an annual statement or a statement delivered for the Final Additional Rent Period (a “Tenant Dispute Notice”), such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant.

2.204
Billing Disputes. If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord’s calculation of Additional Rent (each an “Additional Rent Dispute”), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. In the event of an Additional Rent Dispute, Landlord shall, within thirty (30) after receipt of a Tenant Dispute Notice, make available to Tenant all invoices and other information on which the calculation of Additional Rent was based. Tenant shall have a period of thirty (30) days following the provision of such information to Tenant to review and advise Landlord of any discrepancy with respect to Additional Rent. Landlord and Tenant shall use best efforts to resolve any such claimed discrepancy, and if they are unable to do so, Tenant shall be free to pursue any remedies available to Tenant at law. If Tenant discovers that it was overcharged in excess of 8.0%, then Landlord shall reimburse Tenant’s actual and reasonable costs incurred for the services of a third party making the review. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant’s position. If an Additional Rent Dispute is resolved in favor of Tenant, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment of Additional Rent.

2.205
Revisions in Estimated Additional Rent. If Rental Tax, Taxes, Premises HVAC Expenses or Insurance Premiums increase during a calendar year or if the number of square feet of rentable area in the Premises increases, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

2.206
Real Estate Tax Protest. Section 41.413 of the Texas Property Tax Code may give Tenant the right to protest before the appropriate appraisal review board a determination of the appraised value of the Property if Landlord does not so protest, and requires Landlord to deliver to Tenant a notice of any determination of the appraised value of the Property. Tenant acknowledges that the Property is a multi-tenant facility, that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants of the Property, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years, potentially beyond expiration of the Term of this Lease. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff, except as otherwise set forth in this Lease.

SECTION 2.4 LATE CHARGES. Tenant's failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease or deed of trust encumbering the Premises. Payments due to Landlord under this Lease are not an extension of credit. Therefore, if any payment under the Lease is not actually received on or before the due date (and not merely deposited in the mail), Landlord may, at Landlord's option and to the extent allowed by applicable law, impose a Late Charge on any late payments in an amount equal to one-half of one percent (0.5%) of the amount of the past due payment (the "Late Charge") per day for each day after the due date, until the past due amount in good funds is received by Landlord, up to a maximum of five percent (5%) of the past due amount. A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord's other remedies for nonpayment of Rent. If any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to the party receiving payments under this Lease a fee of fifty dollars ($50.00), plus (at Landlord's option) a Late Charge as provided above until good funds are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. Payments received from Tenant will be applied first to any Late Charges, second to Basic Rent, and last to other unpaid charges or reimbursements due to Landlord.

SECTION 2.5 ASSESSMENT OF CHARGES. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

ARTICLE 3 SECURITY DEPOSIT

Intentionally deleted.

ARTICLE 4 OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES

4.101
General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use. Without limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which violates any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or which causes the Building to lose any certifications, permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment or any other tenant of the Property; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of the Tenant’s agents or employees or other parties in the Premises except (i) through vending machines in employee lunch or rest areas within the Premises for use by Tenant’s employees or visitors only or (ii) food provided to Tenant’s employees or visitors from off-Premises sources for consumption ancillary to the conduct of Tenant’s business; or conduct or advertise on or from or pertaining to the Premises any auction or going out of business sale or any clearance operations; or conduct its business on the Premises in a manner which, in the reasonable opinion of Landlord, harms or tends to harm the business or reputation of Landlord or the Property, or deceives or defrauds the public; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Tenant shall keep the Premises neat and clean at all times. Tenant shall promptly correct any violation of a governmental law, rule or regulation relating to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the occupancy or use thereof. Tenant shall promptly correct any violation of a governmental law, rule or regulation relating to its use of the Premises. Tenant shall maintain a ratio of not more than one (1) person per 200 square feet of Premises Rentable Area.

(a)
Permits. Tenant shall obtain all necessary licenses and/or permits, if any, required in connection with conducting its business within the Premises.

(b)
Operational Matters. Tenant shall assure that its operations and installations at the Premises are conducted in a high quality, professional manner, and do not limit Landlord's ability to enter other lease agreements to conduct high quality enterprises within the Building.

(c)
Indemnity. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or in connection with Tenant's failure to comply with this subsection 4.101.

4.102
Hazardous and Toxic Materials.

(a)
For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements.

(b)
Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of, at the Premises or any other portion of the Property any hazardous or toxic materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials.

(c)
If Landlord or Tenant ever has knowledge of the presence in or on the Premises or any other portion of the Property of hazardous or toxic materials which affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.

(d)
If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises or the Property, then Tenant shall clean, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or the Property within such period of time as may be reasonable under the circumstances after written notice by Landlord (collectively, "Tenant's Environmental Corrective Work"). Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after Normal Business Hours (hereinafter defined). Tenant's obligations under this subsection 4.102(e) shall survive the termination of this Lease.

(e)
If any Tenant’s Environmental Corrective Work (i) is to occur outside of the Premises or (ii) will affect any portion of the Building other than the Premises, then Landlord shall have the right to undertake the Tenant’s Environmental Corrective Work, and such work shall be performed in accordance with the same standards and provisions as applicable to performance of Tenant’s Environmental Corrective Work. Tenant shall allow Landlord, its agents, employees and contractors such access to the Premises as Landlord may reasonably request in order to perform such Tenant’s Environmental Corrective Work. Within thirty (30) days after receiving an invoice, Tenant shall reimburse Landlord for the costs incurred by Landlord to perform such Tenant’s Environmental Corrective Work.

SECTION 4.2 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit E. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations.

SECTION 4.3 COMPLIANCE WITH LAWS

4.301
Tenant's Compliance Obligation.

(a)
Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting (i) Tenant's use and occupancy of the Premises, (ii) any improvements constructed within the Building by or on behalf of Tenant and (iii) any equipment installed within the Building by Tenant or installed by a party other than Landlord on behalf of Tenant; provided, however, Tenant's compliance obligations with respect to the Disability Acts shall be governed by paragraph (b) following.

(b)
From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant's employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant's business operations, employees or financial net worth that triggers an obligation under the Disability Acts. Tenant shall be solely responsible for any accommodations or alterations to the Property outside of the Premises required for a Tenant Party if Landlord would not otherwise be required to make the additional accommodation or alteration under generally-applicable provisions of the Disability Acts. For the purpose of this subparagraph (b), Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

(c)
If any law, statute, ordinance, order, permit or regulation with which Tenant is required to comply pursuant to this Lease is violated, Tenant shall take such corrective action as is necessary to cause compliance.

4.302
Landlord's Compliance Obligation.

(a)
Landlord shall comply with all laws, statutes, ordinances, orders and regulations (i) relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.301) and (ii) non-compliance with which would adversely affect Tenant's use or occupancy of the Premises or Tenant's rights under this Lease; provided, however, Landlord's compliance obligations with the Disability Acts shall be as provided in paragraph (b) of this subsection.

(b)
Landlord, and not Tenant, shall be responsible for compliance with the Disability Acts in the Common Areas; provided that Landlord shall not be obligated to Tenant to make any alterations to the Common Areas to effect such compliance. Any and all costs incurred by Landlord to comply with the Disability Acts (i) as the same are in effect on the Commencement Date shall be borne by Landlord and not included as an item of Operating Expense, if and when Landlord incurs such costs and (ii) as the same may be amended following the Commencement Date may be included as an item of Operating Expense.

SECTION 4.4 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises to inspect the Premises (after giving reasonable notice to Tenant, but in any event (other than an emergency) at least twenty-four (24) hours), and allowing Tenant to accompany Landlord), to show the Premises to prospective lenders or purchasers, and within the last twelve (12) months of the Lease Term, to show the Premises to prospective tenants, to post a "for rent" sign on the Premises, and to fulfill Landlord's obligations or exercise its rights under this Lease. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall use commercially reasonable efforts to minimize disturbance of Tenant’s use and occupancy of the Premises in its exercise of its rights pursuant to this Section 4.4.

SECTION 4.5 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Property is subject.

SECTION 4.6 PERMITS. Tenant shall obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of Tenant's Improvements. Tenant shall pay for the cost of any such certificate of occupancy. If any additional governmental license or permit shall be required for the proper and lawful conduct of

Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if any subsequent alteration or improvement made to the Premises by Tenant or Tenant’s use of Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit and Landlord agrees to reasonably to cooperate with Tenant in such regard.

ARTICLE 5 UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish to the Premises the utilities and services described in subsections 5.101 through 5.108 below.

5.101
Elevator Service. Landlord shall provide automatic elevator facilities during Normal Business Hours, except during emergencies, and shall have at least one (1) elevator available for use at all other times. As used in this Lease, "Normal Business Hours" shall mean 7:00 A.M. to 6:00 P.M. Monday through Friday, and 7:00 A.M. to 1:00 P.M. Saturday, except for holidays generally recognized by businesses.

5.102
Electricity.

(a) Landlord shall furnish to the Premises electric power in sufficient quantities to operate Tenant’s lighting and for electrical outlets to operate Tenant’s equipment (provided such equipment is not of a type or quantity not typical for Tenant’s Permitted Use). Tenant shall be solely responsible for the cost of any electricity consumed at the Premises and for the cost of any changes made to the Building’s electrical system required in order to accommodate usage by the Tenant that is greater than that permitted by this subparagraph (a).

(b) Landlord may, from time to time, engage a reputable consultant to conduct a survey of electrical usage within the Premises (a “Consumption Survey”) or install, at Tenant’s expense, one or more submeters (“Submeters”) to measure electrical consumption within the Premises.

(c) Without the prior, written consent of Landlord, Tenant shall not install or use or permit the installation or use of any lighting fixtures or any electrical plugs, connections or outlets in the Premises beyond those installed by Landlord as part of Tenant’s Improvements. In no event shall Tenant (i) install any lighting device in any fixture or connect any equipment or other electrical device to any electrical outlet which requires a voltage greater than that supplied by the fixture or outlet in question.

5.103
Heat and Air Conditioning. During Normal Business Hours, Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size and quality to, and in the general vicinity of, the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon reasonable advance oral request from Tenant, Landlord shall make available to the Premises, at Tenant’s expense, heat or air conditioning during periods in addition to Normal Business Hours. Such request shall state the beginning and ending hours of such additional service. Tenant shall submit to Landlord a list of all personnel who are authorized to make such requests. The minimum charge and the hourly rate for the use of after-hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant but shall not exceed like charges charged by landlords of comparable office buildings in the area.

5.104
Water. Landlord shall furnish water, for cleaning and lavatory purposes only, at the points of supply generally provided in the Building.

5.105
Janitorial Services. Landlord shall provide janitorial services to the Premises, comparable to that provided in other office buildings of similar size and quality to, and in the general vicinity of, the Building, provided the Premises are used exclusively as offices and further provided Tenant complies with subsection 6.201 below.

5.106
Common Areas. Landlord shall perform routine maintenance in the Common Areas, and shall keep such Common Areas in that condition maintained in the common areas of other office buildings of similar size and quality to, and in the general vicinity of, the Building.

5.107
Bulbs and Ballasts. Landlord shall provide an initial set of building standard bulbs and ballasts as necessary in the Premises. Landlord shall also provide non-Building Standard bulbs and ballasts and replacement Building Standard bulbs and ballasts, provided Tenant shall pay Landlord’s standard charge therefor. All amounts due under this subsection for such non-Building Standard and replacement bulbs and ballasts shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

5.108
Exterior window washing at such intervals as determined by Landlord, but not less frequently than twice each calendar year.

5.109
Access to Premises and the related parking facilities 24 hours a day, 365 days a year.

5.110
Replacement of paper towels, toilet paper, soap and other related bathroom supplies and materials.

SECTION 5.2 ADDITIONAL SERVICES. Landlord may, with advance notice in writing, impose a reasonable charge for any utilities and services, including without limitation air conditioning, electrical current and water, provided by Landlord by reason of any use of the services at any time other than Normal Business Hours or beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant's hybrid telephone equipment, computers or other equipment.

SECTION 5.3 TENANT’S OBLIGATION. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord reasonably prescribes for the use of the above utilities and services; provided that such regulations and requirements do not adversely and materially impact Tenant’s business or the Premises.

SECTION 5.4 SERVICE INTERRUPTION.

5.401 Service Interruption/Waiver of Landlord Liability. Landlord shall not be liable for and, except as provided in subsection 5.402 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of, Landlord’s failure to maintain temperature or electrical constancy levels or to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labour disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord’s reasonable control (collectively, “Uncontrollable Events”), nor shall any such Uncontrollable Event or results or effects thereof be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such Uncontrollable Event or results or effects thereof; provided that Landlord otherwise complies with its obligations under this Lease, and exercises diligence to resolve such Uncontrollable Events. The foregoing notwithstanding in the event such Uncontrollable Events render the Premises untenantable for a period of time in excess of 30 days during any 60 day period, Tenant may terminate this Lease.

5.402 Limited Right to Abatement of Rent. If any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service (excluding any separately metered utility services) as required under subsections 5.10l through 5.110 above for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding ten (10) business days after written notice by Tenant to Landlord and provided such failure is not caused by Tenant, Tenant's Contractors or any of their respective agents or employees, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such thirty (30) day period until such portion is again fit for occupancy.

SECTION 5.5 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval shall include, without limitation, approval of the plans and specifications for the installation of the lines and/or other equipment within the Building. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's reasonable satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in subsection 6.303 of this Lease; (iv) Landlord determines that there is sufficient space in the Building for the placement of all of the provider's equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that the provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

SECTION 5.6 MODIFICATIONS. Notwithstanding anything herein to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services; provided that such modifications do not interfere with Tenant’s business.

ARTICLE 6

MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4 and Article 8 below and Landlord's rights under Section 2.2 above and except for ordinary wear and tear) maintain (i) the exterior walls, foundation, and roof and load bearing elements of the Building, (ii) the mechanical (including HVAC), electrical, plumbing, and fire/life and safety systems serving the Building, (iii) all exterior portions of the Building, (iv) elevators serving the Building, (v) public restrooms, parking areas, paved walkways and drives, and landscaping on the Property, and perform routine maintenance in the Common Areas. Except for load bearing elements of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT'S OBLIGATION TO MAINTAIN,REPAIR AND OPERATE.

6.201
Tenant's Obligation.

(a)
Subject to Sections 6.1, 7.1 and 7.4 and Article 8 of this Lease, Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows (except replacement of exterior plate glass), appliances and equipment which are a part of the Premises) in good repair and condition, normal wear and tear excepted, (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) defend, indemnify and hold harmless Landlord from and against any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from such maintenance, repairs, replacements, damage or injury. All repairs and replacements performed by or on behalf of Tenant shall be performed diligently, in a good and workmanlike manner and in accordance with applicable governmental laws, rules and regulations and all rules for performing work in the Building promulgated by Landlord, a copy of which is available from the Property Manager. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

(b)
Subject to Sections 7.1 and 7.4 and Article 8 of this Lease, Tenant shall maintain and repair all supplemental HVAC units, data and phone cabling, and any and all other non-trade installations and equipment installed in the Premises, above the acoustical ceiling tiles of the Premises or elsewhere in the Building, including supplemental HVAC units (such equipment and installations collectively referred to as the "Tenant Service Equipment") installed by or on behalf of Tenant and which services only the Premises. Any repair, maintenance or replacement of the Tenant Service Equipment shall be performed in accordance with the standards and conditions applicable to maintenance, repairs and replacements performed by Tenant pursuant to subsection 6.20l(a) above. Landlord shall have no liability for any repair, maintenance or replacement cost incurred in connection with the Tenant Service Equipment. All Tenant Service Equipment, shall become property of the Landlord at the expiration or earlier termination of the Lease; provided that, if requested by Landlord, Tenant shall remove the Tenant Service Equipment on or before the Expiration Date or, if this Lease is terminated earlier, within seven (7) days after such termination. All removals shall be accomplished in accordance with the standards for removals under subsection 1.301 hereof Tenant shall defend, indemnify and hold harmless Landlord from and against any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from (i) the maintenance, repair or replacement of the Tenant Service Equipment and (ii) any damage or injury arising out of or resulting from or in connection with the Tenant Service Equipment.

6.202 Rights of Landlord. Tenant shall notify Landlord in advance of any material maintenance, repair or replacement work required in the Premises. All such work shall be performed by contractors and subcontractors approved by Landlord, not to be unreasonably withheld. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.201 above after providing written notice to Tenant and Tenant thereafter fails to commence performance of obligations within ten (10) days of receipt of such notice, Landlord shall have the right to perform such maintenance, repairs and replacements, and Tenant shall pay Landlord on demand, as Additional Rent, the cost thereof plus a construction management fee of ten percent (10%) of such cost.

6. 203 Operation. Tenant shall be under no obligation to operate out of the Premises so long as Tenant continues to pay rent and otherwise perform its obligations hereunder. Notwithstanding the foregoing, if the Tenant does not occupy the Premises for a period of greater than one hundred and eighty (180) days, the Landlord may terminate the Lease with sixty (60) days written notice, and Tenant shall have no further obligations after the effective date of such termination.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301
Landlord's Construction Obligations. Pursuant to section 1.202 above, Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein) .

6.302
Alteration of Building. Landlord shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including, without limitation, structural elements and load bearing elements within the Premises and or Property and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas of the Property), all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the "Reserved Right"). Without limiting the generality of the foregoing, Landlord's Reserved Right shall include the right to do any of the following: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Property where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (ii) perform within and outside of the Property all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, provided, however, to the extent Landlord needs to access the Premises, it shall do so at times and in a manner not to unreasonably interfere with Tenant’s occupancy of the Premises; (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas, Service Corridors (hereinafter defined) or Service Areas (hereinafter defined); provided, however, that Tenant shall remain able to access the Premises at all times, (iv) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, to the extent such temporary closure does not unreasonable interfere with Tenant’s occupancy of the Premises (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas of the Building to the extent such repair, change, alteration or improvement does not unreasonable interfere with Tenant’s occupancy of the Premises and (vi) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems to the extent such repair, change modification, alteration, improvement, renovation or addition does not unreasonably interfere with Tenant’s occupancy of the Premises. When exercising the Reserved Right, Landlord will use all reasonable efforts not to disturb Tenant’s use and occupancy of the Premises.

6.303
Alterations, Additions, Improvements and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements and installations are herein collectively referred to as "Installations"). Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. For interior appearance or to reduce light transmission, Tenant may install lined or unlined draperies on the interior sides of the window coverings furnished by Landlord, provided such draperies do not affect the exterior appearance of the Building or affect the operation of the Building's heating, ventilating and air conditioning systems. Any Installations not covered by the above provisions shall also require Landlord's prior, written consent, but such consent shall not be unreasonably withheld or delayed. All Installations shall be performed at Tenant's sole cost and expense by Landlord or, if Landlord consents, by contractors and subcontractors reasonably approved by Landlord. Without limiting Landlord's consent rights with respect to Installations, Landlord shall not be required to give its consent until (a) Landlord has approved final and complete plans and specifications for the work in question, (b) the appropriate governmental agency, if any, has approved the plans and specifications for such work, and (c) if Landlord chooses not to perform such work, Landlord has approved the contractors and subcontractors who are to perform such work and has approved such contractors' insurance coverage to be provided in connection with the work (which must, without limitation, name Landlord and Property Manager as additional insured). All work performed by Tenant or its contractor relating to the Installations shall be performed diligently and in a good and workmanlike manner, and shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts and all rules for performing work in the Building promulgated by Landlord, a copy of which is available from the Property Manager. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus a construction management fee of ten percent (10%) of such cost. Each payment shall be made to Landlord within ten (10) days after receipt of a written invoice from Landlord. TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work if necessary to cause the work to comply with the requirements of this Lease. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent with respect to any cosmetic, non-structural alterations that (i) do not require a building permit, (ii) would not disturb any materials that require any abatement or special handling, and (iii) are reasonably estimated to cost less than $50,000.00 per project; provided, however, that Tenant shall first provide Landlord with not less than ten (10) days’ prior written notice of any such proposed alterations.

6.304
Approvals. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not be construed as a representation or warranty of Landlord as to the abilities of the contractor or the adequacy of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

ARTICLE 7

INSURANCE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES

(a)
If the Building should be totally destroyed by fire or other casualty or if the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage.

(b)
If the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the commencement of repairs to the Premises, or if the Building should be so damaged by fire or other casualty that the Premises, in Landlord's reasonable opinion, will be unfit for occupancy or inaccessible by reasonable means for one hundred eighty (180) days or more after the commencement of repairs to the Building, then Tenant may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective with the date of damage. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within fifteen (15) business days after being advised by Landlord that the repairs cannot be completed within one hundred eighty (180) days or that the Premises will be unfit for occupancy or inaccessible by reasonable means for at least one hundred eighty (180) days after commencement of repairs to the Building.

(c)
If the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs can be completed (and the Premises can be made fit for occupancy and accessible by reasonable means) within one hundred eighty (180) days after the commencement of repairs to the Building or Premises, as applicable, Landlord shall within ninety (90) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) the plans and specifications for the repair of the Building and the Premises (including Tenant's improvements except as set forth in the next sentence) and thereafter diligently pursue repairing the Building and the Premises to substantially the same condition which existed immediately prior to the happening of the casualty. Tenant’s obligation to pay Rent shall abate during the period Tenant cannot utilize the Premises due to Landlord’s rebuilding or repairs in proportion to the portion of the Premises that is untenantable. To the extent Tenant's Improvements include any items required to be insured by Tenant under subsection 7.201(b) below, Landlord shall have the obligation to repair such items only to the extent the proceeds of such insurance are disbursed to Landlord for such repair.

(d)
If the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs cannot be completed or the Premises cannot be made fit for occupancy or accessible by reasonable means within one hundred eighty (180) days after the commencement of repairs to the Building or Premises; as applicable, but neither Landlord nor Tenant elects to terminate this Lease pursuant to this Section 7.1, then Landlord shall promptly commence (and thereafter pursue with reasonable diligence) the plans and specifications for the repair of the Building and the Premises (including Tenant's Improvements except as set forth in the next sentence) and thereafter diligently pursue repairing the Building and the Premises to substantially the same condition which existed immediately prior to the happening of the casualty. To the extent Tenant's Improvements include any items required to be insured by Tenant under subsection 7.201(b) below, Landlord shall have the obligation to repair such items only to the extent the proceeds of such insurance are disbursed to Landlord for such repair. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personal property or any other improvements, which may have been placed by Tenant within the Building or at the Premises.

(e)
Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant.

(f)
Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 INDEMNITY. SUBJECT TO SECTION 7.5, TENANT SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD AND ITS AGENTS (INCLUDING THE PROPERTY MANAGER) (COLLECTIVELY, "LANDLORD PARTIES") FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) FOR ANY LOSS ARISING FROM ANY OCCURRENCE ON THE PREMISES OR FROM TENANT'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD PARTIES) THIS INDEMNITY PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE.

SECTION 7.3 TENANT'S INSURANCE.

(a) Tenant shall maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a per occurrence limit of no less than $3,000,000; (2) causes of loss-special form (formerly "all risk") property insurance, including flood and earthquake, covering all above building standard leasehold improvements and Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property") in the amount of the full replacement cost thereof; (3) business income (formerly "business interruption") insurance written on an actual loss sustained form or with sufficient limits to address reasonably anticipated business interruption losses; (4) business automobile liability insurance to cover all owned, hired and non-owned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000; (5) workers' compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute (provided, however, if no workers' compensation insurance is statutorily required, Tenant shall carry workers' compensation insurance in a minimum amount of $500,000); (6) employer's liability insurance in an amount of at least $500,000 per occurrence; and (7) umbrella liability insurance that follows form in excess of the limits specified in (1), (4) and (6) above, of no less than $4,000,000 per occurrence and in the aggregate. Any company underwriting any of Tenant's Insurance shall have, according to A.M Best Insurance Guide, a Best's rating of not less than A- and a Financial Size Category of not less than VIII. All commercial general liability, business automobile liability, liquor liability and umbrella liability insurance policies shall name Landlord (or any successor), Landlord's property manager, Landlord's Mortgagee (if any) and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as "additional insured" and shall be primary with Landlord's policy being secondary and non-contributory, IT BEING THE INTENT THAT SUCH POLICIES AFFORD INSURANCE COVERAGE TO LANDLORD AND THE PROPERTY MANAGER AGAINST CLAIMS FOR PERSONAL OR BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING UPON, IN OR ABOUT THE PREMISES AS THE RESULT OF THE NEGLIGENCE OF LANDLORD OR THE PROPERTY MANAGER, whether or not required by the other provisions of this Lease. If any aggregate limit is reduced because of losses paid to below 75% of the limit required by this Lease, Tenant will notify Landlord in writing within ten (10) days of the date of reduction. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance and all required endorsements evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided access to the Premises for any reason, and upon renewals at least ten (10) days prior to the expiration of the insurance coverage. All of Tenant's Insurance policies, endorsements and certificates will be on forms and with deductibles and self- insured retention, if any, reasonably acceptable to Landlord. The limits of Tenant's insurance shall not limit Tenant's liability under this Lease.

SECTION 7.4 LANDLORD'S INSURANCE. Landlord shall maintain: (1) commercial general liability insurance applicable to the Property which provides, on an occurrence basis, a minimum combined single limit of no less than $3,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy); and (2) causes of loss-special form (formerly "all risk") property insurance on the Building in the amount of the replacement cost thereof, as reasonably estimated by Landlord. The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under

Landlord's sole control. Consequently, Tenant shall have no right or claim to any proceeds thereof or any other rights there under.

SECTION 7.5 MUTUAL WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Tenant waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, Claim, action or causes of action against all Landlord Parties for any loss or damage to Tenant's business, any loss of use of the Premises, and any loss, theft or damage to Tenant's Property (including Tenant's automobiles or the contents thereof), including all rights (by way of subrogation or otherwise) of recovery, Claims, actions or causes of action, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance, even if such loss or Claim arises in whole or in part as a result of the negligence of the Landlord Parties. In addition, Landlord shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, Claim, action or causes of action against all Tenant Parties for any loss of or damage to or loss of use of the Building, any additions or improvements to the Building, or any contents thereof, including all rights (by way of subrogation or otherwise) of recovery, Claims, actions or causes of action, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance, even if such loss or Claim arises in whole or in part as a result of the negligence of the Tenant Parties.

ARTICLE 8 CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned for public purposes, or sold to a condemning authority in lieu of taking, then Landlord or Tenant may, at its option, terminate this Lease.

SECTION 8.2 CONDEMNATION OF PREMISES. If all or a substantial portion of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period of one hundred eighty (180) consecutive days or more by reason of a temporary taking of the Premises or by reason of a taking of all or a portion of the Property through condemnation or sale in lieu thereof, then either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten days after the taking, condemnation or sale in lieu thereof. If all or any portion of the Premises becomes subject to a taking for a period of time of less than 180 days, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Rent and all other amounts required hereunder. If any such temporary taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (i) compensates Tenant for its loss of use of the Premises within the Term and (ii) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 8.2.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 8.1 or 8.2 above shall occur and neither Landlord nor Tenant elects to exercise such termination right, then this Lease shall continue in full force and effect, provided that if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Premises Rentable Area. Landlord, at Landlord's expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses, depreciation to and removal of Tenant's physical property.

ARTICLE 9 LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, causes of action, damages and expenses (including reasonable attorneys' fees) arising from or in connection with any such liens. If Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. Nothing in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer or materials for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Property or the Premises.

ARTICLE 10

TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant's Improvements which by their nature, have become a permanent part of the Building) constructed in the Premises by or on behalf of Tenant. If Landlord pays any such additional taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof.

ARTICLE 11 SUBLETTING AND ASSIGNING

Refer to Section 3 of Exhibit G.

ARTICLE 12

TRANSFERS BY LANDLORD, SUBORDINATION AND TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Property, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate to each lease of all or any portion of the Property wherein Landlord is the tenant and to the lien of each mortgage and deed of trust encumbering all or any portion of the Property, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created, (ii) to any and all advances (including interest thereon) to be made under each such lease, mortgage or deed of trust and (iii) to all modifications, consolidations, renewals, replacements and extensions of each such lease, mortgage or deed of trust; provided that the foregoing subordination to any mortgage or deed of trust impacting the Property, whether such mortgage or deed of trust is placed on the Property before or after the Effective Date, shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant's agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any Landlord, mortgagee (whether under a mortgage or deed of trust) or trustee may elect (which election shall be revocable) (collectively, “Landlord’s Mortgagee”) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such Landlord, mortgagee or trustee to that effect, this Lease shall be deemed superior to such lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of such lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the Tenant attorn to and recognize such purchaser, assignee or Landlord as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the purchaser at foreclosure as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, Landlord purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such mortgagee, trustee, Landlord, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2.

Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior Landlord (including Landlord); (b) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations (except Tenant’s express termination rights herein), amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior Landlord (including Landlord); and (f) subject to the offsets which Tenant might have against any prior Landlord (including Landlord) except for those offset rights which are expressly provided in this Lease, relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

SECTION 12.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord (whether under a mortgage or deed of trust), without additional consideration, within seven (7) days of written request therefor, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through the date specified in the certificate; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue.

ARTICLE 13 DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.110 shall constitute a default by Tenant under this Lease.

13.101
Failure to Pay Rent. The failure by Tenant to make any payment of Rent or other sums due from Tenant to Landlord under this Lease, when due and such failure continues for ten (10) days thereafter.

13.102
Failure to Maintain Insurance. Except for a failure covered by subsection 13.104 below, the failure by Tenant to maintain the insurance or deliver to Landlord the evidence thereof required by this Lease, and the continuance of such failure for five (5) days after Landlord gives Tenant written notice thereof.

13.103
Failure to Perform Generally. Except for a failure covered by subsection 13.101, 13.102 or 13.104, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Landlord gives Tenant written notice of such failure; provided, however, if performance would reasonably take longer than thirty (30) days, Tenant shall use commercially reasonable efforts to pursue such cure to completion.

13.104
Bankruptcy, Insolvency, Etc. Tenant or any guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor", whether one or more), (i) becomes or is declared insolvent according to any law, (ii) makes a transfer in fraud of creditors according to any applicable law, (iii) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (iv) files a petition for relief, or is the subject of an order for relief;, under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law").

13.105
Receivership, Levy, Etc. A receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant's or Guarantor's capital structure if either Tenant or Guarantor is a corporation or other entity; provided, however, no action described in this subsection 13.105 constitute a default by Tenant if Tenant or Guarantor shall vigorously contest the action by appropriate proceedings and shall remove, vacate or terminate the action within sixty (60) days after the date of its inception.

13.106
Loss of Right to do Business. Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable franchise or business activity taxes as and when same become due and payable.

13.107
Dissolution or Liquidation. Tenant dissolves or liquidates or otherwise fails to maintain its corporate, partnership or limited liability company structure, as applicable.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201
Termination of the Lease. Upon the occurrence of a default by Tenant and failure to cure within the applicable cure period provided hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all actual loss and damage Landlord has suffered by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

(a)
accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.9 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, reasonable attorneys' fees, moving allowances, equipment allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, and reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

(b)
the present value of the Rent (discounted at a rate of interest equal to the annual "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal in its listing of "Money Rates," or if such rate is no longer published, at a comparable rate of interest listed in a nationally circulated publication selected by Landlord [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that with reasonable efforts could be collected by Landlord by reletting the Premises, calculated in accordance with subsection 13.206); and

(c)
any other costs or amounts necessary to compensate Landlord for its actual damages.

13.202
Repossession and Re-Entry. Upon the occurrence of a default by Tenant and failure to cure within the applicable cure period provided hereunder, Landlord may, without judicial process, but with written notice, terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and change the locks, to the extent permitted by applicable law. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation to tender to Tenant a key or electronic entry device for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord reasonably deems advisable, taking into account the factors described in subsection 13.206. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any actual cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. If the Premises are not relet, Landlord shall, to the extent required by law, apply any rents which Landlord could collect through reasonable efforts to relet the Premises, calculated in accordance with subsection 13.206, to reduce the indebtedness, costs and Rent described in the preceding sentence, in the same order as provided in the preceding sentence, provided that the "cost of reletting" referred to in the preceding sentence shall be calculated as both the actual cost incurred by Landlord in its attempts to relet the Premises and the additional cost Landlord could reasonably expect to incur through reasonable efforts to relet the Premises; Tenant shall satisfy and pay to Landlord any deficiency after the application of any such rents, upon demand therefor from time to time. No such re entry or taking or possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203
Cure of Default. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, except to the extent caused by Landlord’s gross negligence or wilful misconduct.

13.204
Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205
Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease.

13.206
Mitigation of Damages. For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subsections 13.201 or 13.202 or otherwise, it is understood and agreed that:

(a)
Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

(b)
Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(c)
Landlord may reasonably decline to relet the Premises at rental rates below the then Prevailing Rental Rate (herein after defined), because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(d)
Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to the prospective tenant.

(e)
Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time no one can reasonably expect Landlord to collect anything from reletting.

(f)
Listing the Premises with a broker familiar with the Building and/or the surrounding area constitutes reasonable efforts on the part of Landlord to relet the Premises.

13.207 Consequential Damages. In no event shall Tenant be liable to Landlord for consequential or special damages by reason of failure to perform (or default) by Tenant hereunder or otherwise.

SECTION 13.3 LANDLORD'S LIABILITY.

13.301 Tenant's Rights in Respect of Landlord Default. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 7. 1 and 8.2 above. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as above provided.

13.302 Certain Limitations on Landlord's Liability. Unless caused by Landlord's gross negligence, willful misconduct or default under this Lease, and without limiting the provisions of Section 7.4, Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind, EVEN IF CAUSED BY LANDLORD'S JOINT NEGLIGENCE, which (i) arise out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, are caused by or arise out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) are caused by or arise out of damage to the roof, pipes, appliances, plumbing works, electrical works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) are caused by tenants or any persons either in the Premises or elsewhere in the Building (unless caused by Landlord's negligence in the Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work, (v) are caused by any act, neglect or negligence of Tenant, or (vi) are caused by any theft or burglary at the Premises or the Property.

SECTION 13.4 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA"), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER. Accordingly, Tenant’s rights and remedies with respect to the transactions contemplated under this Lease shall be governed by legal principles other than the DTPA. The foregoing waiver by Tenant shall also be binding on any permitted assignee, subtenant or successor of Tenant under this Lease. The provisions of this Section shall survive any termination of this Lease.

SECTION 13.5 LANDLORD'S LIEN. To secure the payment of Rent and the performance of Tenant's other obligations as and when required under this Lease, Tenant grants to Landlord an express contract lien on and security interest in all goods, equipment, furnishings, fixtures, furniture, chattels and personal property of whatever nature owned by Tenant attached or affixed to or used in and about the Premises on the date of this Lease or at any time after the date of this Lease or otherwise located in the Premises and all renewals or replacements or substitutions for any of the foregoing, all building materials and equipment now or hereafter delivered to the Premises and intended to be installed in the Premises and all security deposits and advance rentals under lease agreements on the date of this Lease or at any time after the date of this Lease covering or affecting the Premises and held by or for the benefit of Tenant and all proceeds of the foregoing. Landlord shall have all the rights and remedies of a secured party under the Texas Business and Commerce Code and this lien and security interest may be foreclosed by process of law. The requirement of reasonable notice prior to any sale under Article 9 of the Texas Business and Commerce Code shall be met if such notice is given in the manner prescribed herein at least ten (10) days before the day of sale. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised for ten (10) consecutive days prior to the date of sale in a daily newspaper published in the county in Texas where the Building is located. Notwithstanding any provision of this Lease to the contrary, Landlord shall not have, and expressly releases and waives, any contractual or statutory lien on any of Tenant’s information, data, trade secrets, or intellectual property in whatever form maintained, including, without limitation, hard files, papers, software and computer files.

ARTICLE 14 NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

Landlord: Stonebriar I Office Partners, Ltd. by Stonebriar Partners, LLC, its general partner, by its authorized manager Western Securities (USA) Limited

2626 Howell Street, Suite 850, Dallas, Texas, 75204

Attention: Leasing

Email: leasing@westernsecurities.com

Phone: (469) 210-0460

Tenant: the Premises

or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of fax, upon receipt. Reference is made to Section 13.3 of this Lease for other provisions governing notices.

ARTICLE 15

MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNS. See Exhibit G.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW; VENUE. This Lease shall be governed by and construed in accordance with the laws of the State of Texas. Venue for any litigation or other dispute resolution proceeding arising out of this Lease shall lie in Dallas County, Texas.

SECTION 15.5 COMMON AREA. "Common Areas" shall mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, the Garage, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities as are designated by Landlord from time to time as Common Areas. "Service Corridors" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical, maintenance, janitorial and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations and the Garage Parking Agreement attached hereto as Exhibit F. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Subject to Tenant's repair and maintenance obligations under this Lease, Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit B as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Landlord agrees to pay Tenant’s broker, Robert Lynn Company, dba NAI Robert Lynn, a Texas Corporation, a commission for its representation of Tenant, by way of separate agreement, to Robert Lynn Company, dba NAI Robert Lynn, a Texas Corporation. Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Robert Lynn Company, dba NAI Robert Lynn, a Texas Corporation, and Fults Commercial, LLC and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission through Landlord or Tenant, respectively, in connection with this Lease. Notwithstanding the foregoing, Landlord and Tenant agree and acknowledge, that the Landlord shall only be responsible for the payment of a commission to Robert Lynn Company, dba NAI Robert Lynn, a Texas Corporation. Landlord and Tenant each agrees to defend, indemnify and hold harmless the other party from and against any liability or claim, whether meritorious or not, arising with respect to any broker and/or agent known to the indemnifying party and not so named.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 INTEREST ON TENANT'S OBLIGATIONS. Unless otherwise specified within a particular Section to this Lease, any amount due from Tenant to Landlord which is not paid on the date due shall bear interest at the lower of (i) twelve percent (12%) per annum or (ii) the highest rate from time to time allowed by applicable law (taking into account any and all other interest, charges or other amounts which are levied on the past-due amount under this Lease and which constitute "interest" under applicable law), from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.10 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease. If any date provided under this Lease for performance of an obligation or expiration of a time period is a Saturday, Sunday or a holiday generally recognized by businesses, the obligation shall be performed or the time period shall expire, as the case may be, on the next succeeding business day. The “date of this Lease” shall mean the date of execution hereof, as set forth on the signature page hereof.

SECTION 15.11

(a)
AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represent to Landlord that Tenant is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the State of Texas. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section 15.11 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partners or joint venture of Tenant.

(b)
AUTHORITY OF LANDLORD. Landlord represents to Tenant that Landlord is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the State of Texas. Landlord has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Landlord is authorized to do so. The foregoing representations in this Section 15.11 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partners or joint venture of Landlord.

SECTION 15.12 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.13 RECORDING. This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord’s expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 15.14 NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.15 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.16 PARKING. Exhibit F attached hereto sets forth the Parking Agreement..

SECTION 15.17. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 15.18 MODIFICATION OF AREA. As used herein, the following terms have the following, respective definitions:

(a)
"Architect" shall mean Landlord's architect for the Building.

(b)
"BOMA Publication" shall mean the publication entitled Standard Method for Measuring Floor Area in Office Buildings, published by Building Owners and Managers Association International as ANSA/BOMA Z65.1-1996.

(c)
"Building Rentable Area" shall mean the calculation by the Architect of the "Building Rentable Area", as defined in the BOMA Publication, for the Building.

(d)
“Office Rentable Area” shall mean the calculation by the Architect of the Office Rentable Area, using the Building Rentable Area as the basis for the calculation.

(e)
"Premises Rentable Area" shall mean the calculation by the Architect of the "Rentable Area", as defined in the BOMA Publication, for the Premises.

If, following the date of this Lease, changes are made to the configurations of any leased premises, Common Areas, Service Corridors or Service Areas within the Building, and if any such changes cause the Building Rentable Area and/or the Premises Rentable Area to change, Landlord shall have the option (but no obligation), by written notice to Tenant, (1) to remeasure the Building using the BOMA Publication and amend the definitions in this Lease of Building Rentable Area and/or Premises Rentable Area as necessary to reflect the results of such remeasurement, and (2) to amend the Tenant's Share to equal the most current Premises Rentable Area divided by the most current Building Rentable Area, expressed in a percentage. Any such amendments shall be deemed effective upon the date the notice from Landlord is delivered to Tenant.

SECTION 15.19 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.20 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDINGS, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

SECTION 15.21 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, including without limitation any prior lease agreement between the Tenant and the Landlord, shall be effective for any purpose. The Tenant acknowledges and agrees that the Landlord has made no representations, covenants, warranties, guarantees, promises or agreements (verbal or otherwise) with the Tenant other than those contained in this Lease and that no agreement collateral hereto whether made before or after the date hereof will be binding upon the Landlord unless made in writing and signed by the Landlord. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 15.22 PROHIBITED PERSONS AND TRANSACTIONS. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

SECTION 15.23 CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; provided however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, and Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees and existing or prospective financial partners, provided the same are advised by Tenant of the confidential nature of such terms and conditions prior to disclosure. Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

SECTION 15.24 COUNTERPART EXECUTION. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party (i) has agreed to permit the use of Docusigned or emailed .pdf signatures in order to expedite the execution and delivery of the Lease; (ii) intends to be bound by its Docusigned or emailed .pdf signature; (iii) is aware that the other party will rely on the Docusigned or emailed .pdf signature; and (iv) acknowledges such reliance and waives any defences (other than fraud) to the enforcement of any document based on the fact that a signature was sent by Docusign or emailed .pdf..

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease as of the day first written above.

LANDLORD:

Stonebriar I Office Partners Ltd., a Texas limited partnership, by its general partner Stonebriar Partners, LLC, by its authorized manager Western Securities (USA) Limited

By: /s/Mike Brescia

Name: Mike Brescia

Title: Vice President

TENANT:

COMSTOCK RESOURCES, INC., a Nevada corporation

By: /s/ Roland O. Burns

Name: Roland O. Burns

Title: President and Chief Financial Officer